Exhibit 10.18

                                 LIFE INSURANCE
                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN
                                    AGREEMENT

Insurer:

Policy Number:

Bank:                               Park West Bank and Trust Company

Insured:

Relationship of Insured to Bank:    Executive

Trust:                              Rabbi Trust for the

The respective rights and duties of the Bank and the Insured in the above-referenced policy shall be pursuant to the terms set forth below:

I.       DEFINITIONS

         Refer to the policy contract for the definition of any terms in this Agreement that are not defined herein. If a definition of a term in the policy is inconsistent with the definition of a term in this Agreement, then the definition of the term as set forth in this Agreement shall supersede and replace the definition of the terms as set forth in the policy.

II.      POLICY TITLE AND OWNERSHIP

         Title and ownership shall reside in the Trustee for the Rabbi Trust for the Agreement for its use and for the use of the Insured all in accordance with this Agreement. The Trustee at the direction of the Bank may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Trustee at the direction of the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.     BENEFICIARY DESIGNATION RIGHTS

         The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Trustee at the direction of the Bank or the Trust may have in such proceeds, as provided in this Agreement.

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IV.      PREMIUM PAYMENT METHOD

         The Bank or the Trustee at the direction of the Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.       TAXABLE BENEFIT

         Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank or the Trustee at the direction of the Bank will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI.      DIVISION OF DEATH PROCEEDS

         Subject to Paragraphs VII and IX herein, the division of the death proceeds of the policy is as provided in Schedule A.

VII.     DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

         The Bank or the Trust shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank or the Trustee at the direction of the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII.    RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

         In the event the policy involves an endowment or annuity element, the Bank's or the Trust' right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX.      TERMINATION OF AGREEMENT

         This Agreement shall terminate upon the occurrence of any one of the following:

         A. The Insured shall be discharged from employment with the Bank for cause. The term "for cause" shall mean the conviction of a felony that results in an adverse effect on the Bank;

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         B.       Surrender, lapse, or other termination of the Policy by the
                  Bank.

         C. The Insured, without the written consent of the Bank, prior to attaining age sixty (60) and within three (3) years of the Insured's termination of employment with the Bank shall become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, any other entity engaged in the business of accepting deposits or making loans or any direct or indirect subsidiary or affiliate of any such entity, that entails working within the Commonwealth of Massachusetts, the State of Connecticut, or any other city or county in which the Bank maintains an office.

         Upon such termination, the Insured (or assignee) shall have a fifteen
         (15) day option to receive from the Bank or the Trustee at the direction of the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank or the Trustee at the direction of the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

         1. The Bank's or the Trust's share of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

         2. The amount of the premiums which have been paid by the Bank or the Trustee at the direction of the Bank prior to the date of such assignment.

         If, within said fifteen (15) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate and the Insured (or assignee) agrees that all of the Insured's rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

         The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured's option to receive an absolute assignment of the policy as set forth herein.

         Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

X.       INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

         The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XI.      AGREEMENT BINDING UPON THE PARTIES

         This Agreement shall bind the Insured and the Bank or the Trustee at the direction of the Bank, their heirs, successors, personal representatives and assigns.

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XII.     ERISA PROVISIONS

         The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"):

         A.       Named Fiduciary and Plan Administrator.

                  The "Named Fiduciary and Plan Administrator" of this Endorsement Method Split Dollar Agreement shall be Park West Bank and Trust Company until its resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, the Bank or the Trustee at the direction of the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

         B.       Funding Policy.

                  The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

         C.       Basis of Payment of Benefits.

                  Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

         D.       Claim Procedures.

                  Claim forms or claim information as to the subject policy can be obtained by contacting Benmark, Inc. (800-544-6079). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued in accordance with the terms of this Agreement.

                  In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making an inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

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XIII.    GENDER

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XIV.     INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

         The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer from any and all liability.

XV.      CHANGE OF CONTROL

         Change in Control shall mean and include the following with respect to Westbank Corporation or any successor thereto:

         (1) The acquisition of "control" (within the meaning of Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, or of Section 602 of the Change in Bank Control Act of 1978) of Westbank Corporation by any person, company or other entity, or of the Bank by any person, company or entity other than Westbank Corporation;

         (2) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 thereunder), directly or indirectly, of securities of Westbank Corporation representing 20% or more of the combined voting power of Westbank Corporation's then-outstanding securities;

         (3) Any such person becomes the beneficial owner, directly or indirectly, of securities of Westbank Corporation representing less than 20% of Westbank Corporation's then-outstanding securities, but is determined by a court or regulatory agency with jurisdiction over the matter to possess or to have exercised control over Westbank Corporation; or

         (4) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Westbank Corporation cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by Westbank Corporation's stockholders of each new director was approved by a vote of at least three-fourths of the directors of Westbank Corporation then still in office who were directors at the beginning of the period.

         (5)      Any event which would be described in Subparagraph XV (1),
                  (2), (3), or (4) if the term "Bank" were substituted for the term "Westbank Corporation" herein.

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         Upon a Change of Control, if the Insured's employment is subsequently terminated, except for cause, then the Insured shall be one hundred percent (100%) vested in the benefits promised in this Agreement and, therefore, upon the death of the Insured, the Insured's beneficiary(ies) (designated in accordance with Paragraph III) shall receive one hundred percent (100%) of the death benefit provided herein in Schedule A.

XVI.     AMENDMENT OR REVOCATION

         It is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.

XVII.    EFFECTIVE DATE

         The Effective Date of this Agreement shall be ____________,_____.


XVIII.   SEVERABILITY AND INTERPRETATION

         If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XIX.     APPLICABLE LAW

         The validity and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts applicable to contracts to be performed wholly within the Commonwealth of Massachusetts among parties all of whom are citizens and residents of the Commonwealth of Massachusetts.

Executed at _________, __________, this ______ day of ____________, 2001.


                                    PARK WEST BANK AND TRUST COMPANY

--------------------------------    By:  ---------------------------------------
Witness                                                  Title

--------------------------------    --------------------------------------------
Witness                             Insured

--------------------------------    --------------------------------------------
Witness                             Trustee

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                                   SCHEDULE A

         A. Should the Insured die subsequent to the _____ day of ___________, _______, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to percent (___%) of the net-at- risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

         B.       The Bank shall be entitled to the remainder of such proceeds.

         C. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

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